EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, (hereinafter referred to as the “Agreement”) is made and entered into as of this 15th day of October, 2004 (the “Closing Date”) by and between GREENHOLD GROUP, INC., a Florida corporation (hereinafter referred to as “GG”), JOHN D. HARRIS (the “Responsible Party”), and GOLF ACQUISITION, INC., a Florida corporation (hereinafter referred to as “GOLF”).

RECITALS

WHEREAS, GG and GOLF desire to merge GOLF with and into GG, whereby GG shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), or alternatively as part of transfer to a controlled corporation under Section 351 of the IRC;

WHEREAS, in furtherance of such combination, each of the Boards of Directors of GG and GOLF have approved the merger of GOLF with and into GG (the “Merger”), upon the terms and subject to the conditions set forth herein, in accordance with Section 607.1108 of the Florida Business Corporation Act (the “FBCA”).

WHEREAS, GG presently has, issued and outstanding, a total of 28,775,040 shares of its common stock, par value $0.001 per share (“GG Common Stock”) and has no other equity securities issued and outstanding; and

WHEREAS, the shareholders of GOLF desire to exchange all of the issued and outstanding shares of common stock of GOLF (the “GOLF Shares”) for Two Hundred Thirty Seven Million Three Hundred Thousand (237,300,000) shares of GG Common Stock representing approximately 89% of the total issued and outstanding GG Common Stock on a fully diluted basis.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 (a) Merger and Plan of Reorganization. At the Effective Time (as defined in Section 1.1(b) hereof), and subject to and upon the terms and conditions of this Agreement and the FBCA, GOLF shall be merged with and into GG, the separate corporate existence of GOLF shall cease, and GG shall be the surviving entity. GG after the Effective Time is sometimes referred to herein as the “Surviving Corporation.” As consideration for its agreement to surrender their GOLF Shares and to approve the Merger, the shareholders of GOLF shall receive an aggregate of Two Hundred Thirty Seven Million Three Hundred Thousand (237,300,000) shares of authorized but previously unissued GG Common Stock (the “Merger Shares”).

(b) The Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VII, VIII and IX hereof, the parties hereto shall cause the merger to be consummated by filing the Articles of Merger as contemplated by Section 607.1109 of the FBCA (the “Articles of Merger”), together with any required related documents, with the appropriate administrator, as indicated in the FBCA, in such form as required by, and executed in accordance with the relevant provision of the FBCA. The Merger shall be effective at the time indicated in such Articles of Merger (the “Effective Time”).

SECTION 1.2 Issuance of Merger Shares.

(a) At the Closing, GG shall cause to be issued and delivered to the shareholders of GOLF stock certificates evidencing their ownership of the Merger Shares.

(b) The Merger Shares to be issued hereunder are deemed “restricted securities” as defined by Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the shareholders of GOLF (i) are acquiring the Merger Shares for investment purposes only and without the intent to make a further distribution of the Merger Shares, (ii) are aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement, and (iii) have been given the opportunity to ask questions of, and receive answers from, the officers of GG regarding GG, its current and proposed business operations and the GG Common Stock, and the officers of GG have made available to such stockholder all documents and information that such stockholder has requested relating to an investment in GG.

(c) All Merger Shares to be issued under the terms of this Agreement shall be issued pursuant to exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the restricted Merger Shares shall bear the following, or similar legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

SECTION 1.3 Effects of the Merger.

(a) Articles of Incorporation. The Articles of Incorporation of GG, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

(b) By-Laws. The By-laws of GG, as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

(c) Directors of Surviving Corporation. The director of the Surviving Corporation immediately after Closing shall be Michael S. Hedge and Deborah Ryan until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(d) Officers. The officers of the Surviving Corporation immediately after the Closing shall be: (i) Michael S. Hedge, who shall serve as Chief Executive Officer and President, (ii) Deborah Ryan, who shall serve as Chief Operating Officer, and (iii) Patrick Fox, who shall serve as Chief Financial Officer. Each such officer shall serve until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified, as the case may be.

(e) Tax-Free Reorganization. The parties intend that the Merger shall be treated as reorganization pursuant to Section 368(a) of the IRC or, alternatively, a tax-free exchange pursuant to Section 351 of the IRC. No party shall take any action or fail to take any action that would adversely affect the treatment of the Merger as a tax-free reorganization or exchange.

SECTION 1.4 Closing. Unless this Agreement shall have been terminated pursuant to Section X, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles VII, VIII and IX hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (i) at the offices of Adorno & Yoss, at 2601 S. Bayshore Drive, Miami, Florida 33133, on October 1, 2004, so long as GOLF has theretofore purchased substantially all of the assets of Datrek Professional Bags, Inc. and Miller Golf Company, LLC, or (ii) at such other time, date or place as GOLF and GG may mutually agree.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF

GG AND THE RESPONSIBLE PARTY

As an inducement of GOLF to enter into this Agreement, GG and the Responsible Party hereby makes jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to GOLF and its shareholders.

SECTION 2.1 Organization of GG. GG and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. GG is a shell company with no assets or business operations. Schedule 2.1 contains a complete and accurate list for GG of its jurisdictions of incorporation and other jurisdictions in which it is qualified to do business. GG and the Responsible Party have all requisite corporate power and authority to execute and deliver this Agreement and all other documents executed in connection herewith and to consummate the transactions contemplated hereby and thereby, and have taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. No other corporate proceeding on the part of GG is necessary to authorize this Agreement, the Merger or to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, no approval of this transaction by the shareholders of GG is required under applicable Law. This Agreement has been duly executed and delivered by GG and the Responsible Party and constitutes the legal, valid and binding obligation of GG and the Responsible Party, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and except for general principles of equity.

SECTION 2.2 Capitalization of GG.

(a) The authorized capital stock of GG consists of One Billion (1,000,000,000) shares of Common Stock, par value $0.001 per share, of which Twenty Eight Million Seven Hundred Seventy Five Thousand Forty (28,775,040) shares of GG Common Stock are issued and outstanding as of the Closing. Schedule 2.2(a) contains a complete and accurate stockholder list of GG showing all GG capital stock issued and outstanding as of the date hereof. All shares of GG Common Stock currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. Except as set forth in Schedule 2.2(a), there are no options, warrants, rights, calls, commitments or agreements of any character obligating GG to issue any shares of its capital stock or other securities or any security representing the right to purchase or otherwise receive any such stock or other securities. The Merger Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

(b) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of GG Common Stock or the merger or consolidation of GG with or into any other entity. GG is not under any obligation under any agreement to register any of its securities under federal or state securities laws.

(c) Except as set forth on Schedule 2.2(c), there are no corporations or other entities with respect to which (i) GG owns any of the outstanding stock or other interests, or (ii) GG may be deemed to be in control. Schedule 2.2(c) sets forth the authorized capital, as well as the issued and outstanding stock of each Subsidiary. There are no other classes or series of capital stock or other equity securities of any Subsidiary. All of the shares of common stock of the Subsidiaries were validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any shareholder.

(d) There are no agreements among stockholders of GG, or otherwise, voting trusts, proxies or other agreements or understanding of any character, whether written or oral, with respect to or concerning the purchase, sale, transfer or voting of the GG Common Stock or any other security of GG.

(e) Except as set forth in Section 6.5 hereof, none of GG or the Responsible Party have any legal obligations, absolute or contingent, to any other Person or entity to sell the assets or to sell any capital stock or any other security of GG or to effect any merger, consolidation or other reorganization of GG or to enter into any agreement with respect thereto, except pursuant to this Agreement.

SECTION 2.3 Charter Documents. Certified copies of the Articles of Incorporation and By-laws of GG, as amended to date, have been delivered to GOLF prior to the Closing and are true, correct and complete copies thereof.

SECTION 2.4 Corporate Documents. The GG shareholders’ list as set forth on Schedule 2.4 and corporate minute books are complete and accurate as of the date hereof and the corporate minute books contain the recorded minutes of all corporate meetings or the written consents of shareholders and directors.

SECTION 2.5 Financial Statements.

(a) GG’s audited financial statements for the years ended December 31, 2001, 2002 and 2003, and reviewed financial statements for the quarters ended March 31, 2004 and June 30, 2002 (the audited and reviewed financial statements together, the “GG Financial Statements”), copies of which have been delivered to GOLF, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis for the period covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the consolidated financial condition of GG, and results of its operations for the periods covered thereby. GG maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management’s authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference. GG has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained books and records. Except as otherwise disclosed to GOLF in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of GG taken as a whole from that reflected in the financial statements referred to in this Section 2.5(a).

(b) SEC Documents. GG has furnished GOLF with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by GG with the Securities and Exchange Commission (“SEC”) since January 1, 2000 and all correspondence from the SEC and any blue sky administrator with respect thereto (as such documents have since the time of their filing been amended, the “GG SEC Documents”) and since that date GG has timely filed with the SEC all documents required to be filed pursuant to

Section 15(d) of the Exchange Act, including but not limited to, a statement of beneficial ownership on the appropriate form, by each Person known by GG to beneficially own more than five percent (5%) of the issued and outstanding Common Stock of GG and an Information Statement under Rule 14f-1 of the SEC describing the change of the Board of Directors of GG contemplated hereby. As of their respective dates, the GG SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such GG SEC Documents, and none of the GG SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of GG included in the GG SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, are accurate, complete and in accordance with the books and records of GG and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the reviewed statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the reviewed statements, to normal, recurring audit adjustments) the consolidated financial position of GG as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Neither GG nor the Responsible Party is at this time, nor have they been at any time in the 5-year period immediately preceding the date of this Agreement, subject to any inquiry, investigation (formal or otherwise) by the SEC, National Association of Securities Dealers or any applicable state agency.

SECTION 2.6 Absence of Certain Changes or Events. Since the date of the latest GG Financial Statement and except as disclosed on Schedule 2.6, GG has not (i) issued or sold any promissory note, stock, bond, option or other security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stockholders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, (vii) amended its Articles of Incorporation or By-Laws, (viii) acquired any equity interest in any other Person, or (ix) entered into any agreement or transaction except in connection with the execution and performance of this Agreement, and GG has have not entered into any Agreement to do any of the foregoing actions described in this Section 2.6.

SECTION 2.7 Liabilities. As of the date hereof, GG does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the GG Financial Statements. As of the date hereof, such liabilities do not exceed $150,000 in the aggregate. GG has delivered releases in writing from certain obligees of liabilities of GG or its subsidiaries and such releases are legal, valid and binding obligations enforceable in accordance with their respective terms subject to the payment of $150,000 as described in Section 5.2, below. Schedule 2.7 includes true and correct copies of evidence of full payment and satisfaction of such liabilities or obligations reflected on the books of GG since January 1, 2002 or releases thereof. Schedule 2.7 also sets forth a list of obliges of GG for which releases have not been delivered by GG.

SECTION 2.8 Tax Returns and Payments. All tax returns of GG (Federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed and are complete and accurate in all respects. GG has paid all taxes due on said returns, any assessments made against GG and all other taxes, fees and similar charges imposed on GG by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges. GG does not know of (i) any other tax returns or reports which are required to be filed which have not been so filed and (ii) any unpaid assessment for additional taxes for any fiscal period or any basis thereof.

SECTION 2.9 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications, waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by GG or the consummation by them of the transactions contemplated hereby.

SECTION 2.10 Compliance with Law and Government Regulations. GG is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting GG or any of its properties or the operation of its business. GG is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

SECTION 2.11 Litigation. There is no litigation, arbitration, Proceeding or investigation pending, or to the Knowledge of GG, threatened or anticipated to which GG is a party or which may result in any material change in the business or condition, financial or otherwise, of GG or in any of its properties or assets, or which might result in any liability on the part of GG, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the Knowledge of GG, there is no basis for any such litigation, arbitration, Proceeding or investigation. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting GG or any of its assets. All references to the “Knowledge of GG” in this Agreement shall mean the actual knowledge of GG or the knowledge that GG could reasonably be expected to have, after reasonable investigation and due diligence.

SECTION 2.12 Intellectual Property.

(a) GG does not use any patents, trademark, service mark, trade name, or copyright in its business, nor does it own any patents, trademarks, trade mark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No Person owns any patents trademark, trade mark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the business of GG.

(b) GG does not have knowledge of any facts and nothing has come to its attention that would lead it to believe that it has infringed or misappropriated or is infringing upon any trademark, copyright, patent or other similar right of any Person. No claim relating thereto is pending or, to the Knowledge of GG, is threatened.

SECTION 2.13 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of GG is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby with the exception of the filing of the Articles of Merger with the Secretary of State of the State of Florida.

SECTION 2.14 Authority. GG and the Responsible Party have full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, and have taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. This Agreement upon its execution and delivery, is the legal, valid and binding obligation of GG and the Responsible Party, enforceable against GG and the Responsible Party, in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 2.15 No Disqualifying Orders. None of GG or the Responsible Party or any of their affiliates, directors, officers or principals is subject to any disqualifying order under the “Bad Boy” provisions of the federal or any state’s securities law. As used herein, “Bad Boy” provisions include Rule 262 of Regulation A, Rule 507 of Regulation D and other similar disqualifying provisions of federal and state securities laws.

SECTION 2.16 Real Property. GG does not own or lease any real property.

SECTION 2.17 Contracts. Except for this Agreement and the agreements listed on Schedule 2.17 hereto, GG is not a party to any written or oral agreement including without limitation:

(a) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(b) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(c) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

(d) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations);

(e) any agreement for the disposition of any significant portion of the assets or business of GG or any agreement for the purchase by GG of the assets or business of any other entity;

(f) any agreement concerning confidentiality or noncompetition;

(g) any employment or consulting agreement;

(h) any agreement involving any current or former officer, director or stockholder of GG or an affiliate thereof;

(i) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on GG;

(j) any agreement which contains any provisions requiring GG to indemnify any other party; or

(k) any other agreement.

GG has delivered to GOLF a complete and accurate copy of each agreement listed in Schedule 2.17. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither GG nor, to the Knowledge of GG, is any other party, in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the Knowledge of GG, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by GG or, to the Knowledge of GG, any other party under such agreement.

SECTION 2.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of GG.

SECTION 2.19 Insurance. Schedule 2.19 lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which GG is a party, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of GG. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, GG may not be liable for retroactive premiums or similar payments, and GG is otherwise in compliance in all material respects with the terms of such policies. GG has no knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

SECTION 2.20 Employee Benefits. GG does not sponsor or otherwise maintain a “pension plan” within the meaning of Section 3(2) of ERISA or any other retirement plan, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a “prohibited transaction,” as defined in Section 4975 of the IRC, which may have an adverse effect on the condition, financial or otherwise, of GG.

SECTION 2.21 Permits. GG has all Permits that are or will be legally required to enable it to conduct its business in all material respects as now conducted.

SECTION 2.22 No Conflict or Violation; Consent. None of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by GG or the Responsible Party with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of GG or the Responsible Party, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any encumbrance upon any of its respective assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or the arrangement to which GG or the Responsible Party is a party or by which GG or the Responsible Party is bound or to which any of its respective assets are subject, (c) violate any applicable regulation or court order or (d) impose any encumbrance on any assets. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Person (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by GG or the Responsible Party in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

SECTION 2.23 Full Disclosure. None of the representations and warranties made by GG or the Responsible Party herein, or in any exhibit, certificate or memorandum furnished or to be furnished by GG, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading. The information with respect to GG which is to be included in any information statement or proxy statement to be sent to the shareholders of GG will not contain any untrue statement of material fact, or omit to state any material fact necessary to make the statement or fact contained herein not misleading.

SECTION 2.24 Transactions with Affiliates. No director or officer of GG or the Responsible Party or any member of his or her immediate family, is a party to any contract or other business arrangement or relationship of any kind with GG or the Responsible Party, or has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with GG or the Responsible Party.

SECTION 2.25 Environmental Matters.

(a) GG is in compliance with all Environmental Laws (as defined below);

(b) GG has no knowledge of an existing or potential Environmental Claim (as defined below), nor has GG or the Responsible Party received any notification or knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, release, or threatened release at any location of any Hazardous Substance (as defined below) stored, generated or transported by GG;

(c) (A) no underground tank or other underground storage receptacle for Hazardous Substance has leaked from any underground tank or related piping at any time; and (B) there have been no releases of Hazardous Substances by GG on, upon or into any properties of GG or any of its predecessors;

(d) There has never been any PCBs or asbestos located at or on any owned or leased property by GG or any of its predecessors;

(e) No environmental lien has ever been attached to any real property owned or leased by GG or any of its predecessors;

(f) Definitions.

(i) For purposes of this Agreement, “Environmental Laws” shall mean all federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), including without limitation (x) laws relating to emissions, discharges, releases or threatened releases, or threatened releases of pollutants, contaminants, chemicals, materials, wastes or other substances into the environment and (y) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances.

(ii) For purposes of this Agreement, “Environmental Claims” shall mean all accusations, allegations, notice of violations, liens, claims, demands, suits or causes of action or any damage, including without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws.

(iii) For purposes of this Agreement, “Environmental Conditions” shall mean the state of environment, including natural resources (e.g. flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances by GG or its predecessors or such predecessors in interest, agents, representatives, employees, or independent contracts.

(iv) For purposes of this Agreement, “Hazardous Substances” shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including but not limited to any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws.

ARTICLE III

COVENANTS OF GG AND

THE RESPONSIBLE PARTY

SECTION 3.1 Conduct Prior to the Closing. Between the date hereof and the Closing, other than actions or transactions referred to herein:

(a) GG will not enter into any agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of GOLF;

(b) GG will not pay, incur or declare any dividends or distributions with respect to their capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of GOLF;

(c) GG will not authorize, issue, sell, purchase or redeem any shares of their capital stock or any options or other rights to acquire their capital stock, without the prior written consent of GOLF;

(d) GG will comply with all requirements which federal or state law may impose on them with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to GOLF in connection with any such requirements imposed upon the parties hereto in connection therewith;

(e) GG will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of their properties or assets, acquire or dispose of fixed assets change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the prior written consent of GOLF;

(f) GG will not make any investment of capital nature either buy purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

(g) GG will not do any other act which would cause representation or warranty of GG in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

(h) None of GG or the Responsible Party shall directly or indirectly (a) solicit any inquiry or proposals or enter into or continue any discussions, negotiation or agreements relating to (i) the sale or exchange of GG’s capital stock, (ii) the merger of GG with any Person other than GOLF, or (b) provide any assistance or any information to otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction;

(i) GG shall grant to GOLF and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all of its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to GOLF and such representatives all information relating to GG as GOLF may reasonably request, and shall extend to GOLF the opportunity to meet with GG’s accountants and attorneys to discuss the financial condition of GG; and

(j) Except for the transactions contemplated by this Agreement, GG will conduct their business in the normal course consistent with post practices, and shall not sell, pledge or assign any of their assets without the prior written consent of GOLF.

SECTION 3.2 Affirmative Covenants. Prior to Closing, GG will do the following:

(a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement;

(b) Promptly notify GOLF in writing of any material adverse change in the financial condition, business, operations or key personnel of GG, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;

(c) Use its best efforts to satisfy all consents of or notices to its shareholders under federal and state securities laws and state corporate law; and

(d) Obtain the written resignations of the existing officers and directors of GG, and nominate a new Board of Directors, whose nominees are listed in Section 1.5(d), which nominations shall be effective 10 days after complying with the requirements of Rule 14f-1 of the Exchange Act, in accordance with Section 1.5(d).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GOLF

GOLF hereby represents, warrants and agrees that:

SECTION 4.1 Organization of GOLF. GOLF is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is duly qualified or will become duly qualified and in good standing in every jurisdiction in which such qualification is necessary. Schedule 4.1 contains a complete and accurate list for GOLF of its jurisdiction of incorporation and other jurisdictions in which it is qualified to do business. There are no corporations or other entities with respect to which (i) GOLF owns any of the outstanding stock or other interests, or (ii) GOLF may be deemed to be in control.

SECTION 4.2 Capitalization of GOLF.

(a) The authorized capital stock of GOLF consists of Twenty Million (20,000,000) shares of common stock, par value $0.001 per share, of which 6,440,000 shares are issued and outstanding as of the date hereof. Such shares of common stock has been duly authorized and validly issued and are fully paid and non-assessable, and has been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. There are no outstanding options, warrants, rights, calls, commitments or agreements of any character obligating GOLF to issue any shares of its capital stock or other securities or any security representing the right to purchase or otherwise receive any such stock or other securities.

(b) Other than the transactions contemplated by this Agreement, the SVCH Transaction (as hereinafter defined), the Datrek Transaction (as hereinafter defined) and the Miller Transaction (as hereinafter defined):

(i) there is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of shares of capital stock of GOLF or the merger or consolidation of GOLF with or into any other entity;

(ii) there are no agreements, voting trusts, proxies or other agreements or understanding of any character, whether written or oral, with respect to or concerning the purchase, sale, transfer or voting of the capital stock of GOLF; or

(iii) GOLF does not have any legal obligations, absolute or contingent, to any other Person or entity to sell the assets or to sell any capital stock or any other security of GOLF or to effect any merger, consolidation or other reorganization of GOLF or to enter into any agreement with respect thereto.

SECTION 4.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of GOLF have been delivered to GG.

SECTION 4.4 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by GOLF or the consummation by it of the transactions contemplated hereby and appropriate corporate filings shall have been made in the State of Florida, as required.

SECTION 4.5 Compliance with Law and Government Regulations. GOLF is, to the best of its knowledge, in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standard affecting its properties and operations, imposed by the United States of America or any state to which GOLF is subject, the failure to comply with which would, either individually or in the aggregate, have a material adverse effect on the business, finances or prospects of GOLF.

SECTION 4.6 Litigation. There is no litigation, arbitration, Proceeding or investigation pending or threatened to which GOLF is a party or which may result in any material change in the business of condition, financial or otherwise, of GOLF or in any of its properties or assets, or which might result in any liability on the part of GOLF, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of GOLF, there is no basis for any such litigation, arbitration, Proceeding or investigation.

SECTION 4.7 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of GOLF is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated other than filing the Agreement together with Articles of Merger with the State of Florida.

SECTION 4.8 Authority. GOLF has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by GOLF of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of GOLF. No other corporate proceedings on the part of GOLF are necessary to authorize this Agreement, the Merger or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by GOLF and constitutes the legal, valid and binding obligation of GOLF, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and except for general principles of equity.

SECTION 4.9 No Disqualifying Orders. Neither GOLF nor any of its affiliates, directors or officers is subject to any disqualifying order under the “Bad Boy” provisions of the federal or any state’s securities law which are defined in Section 2.15.

SECTION 4.10 No Conflict or Violation; Consent. None of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by GOLF with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of GOLF, any of its subsidiaries, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any encumbrance upon any of its respective assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or the arrangement to which GOLF is a party or by which GOLF is bound or to which any of its respective assets are subject, (c) violate any applicable regulation or court order or (d) impose any encumbrance on any assets. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Person (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by GOLF in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 4.11 Full Disclosure. None of the representations and warranties made by GOLF herein, or in any exhibit, certificate or memorandum furnished or to be furnished by, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

ARTICLE V

COVENANTS OF GOLF

SECTION 5.1 Affirmative Covenants. Prior to Closing, GOLF will do the following:

(a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement; and

(b) Promptly notify GG in writing of any material adverse change in the financial condition, business, operations or key personnel of GOLF, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

SECTION 5.2 Payment of Liabilities. As of the Closing, GOLF shall have $150,000 of available cash to pay the liabilities of GG referred to Section 2.7, above. Such liabilities shall be paid to the obligees of GG on the Closing Date and in such amounts as set forth in Schedule 5.2 attached hereto.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by GG whether the Merger is consummated or not; provided, however, that GOLF shall be solely responsible for the amounts set forth in Schedule 2.7 attached hereto.

SECTION 6.2 Brokers and Finders. Except as set forth in Schedule 6.2, each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of GG or GOLF, as the case may be, shall take all such necessary action.

SECTION 6.4 Indemnification.

(a) General.

(i) Subsequent to the Closing, GG and the Responsible Party shall, jointly and severally, indemnify GOLF and SVCH (“GOLF Indemnified Parties”) against, and hold each of the GOLF Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense of GG or the GOLF Indemnified Parties, including without limitation, interest, penalties, reasonable attorneys’ fees and expenses of investigation, diminution of value of GG, response action, removal action or remedial action (collectively “Damages”) incurred by GG or any such GOLF Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of GG or the Responsible Party contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of GG or the Responsible Party pursuant to this Agreement or in connection with the transaction contemplated hereby including, without limitation, any Damages incurred by any GOLF Indemnified Party arising from any action instituted by any obligee of GG or any of its Subsidiaries (other than those amounts to be paid by GOLF pursuant to Section 5.2 hereof).

(ii) Subsequent to the Closing, GOLF shall indemnify GG and its officers and directors, in their capacity as such (“GG Indemnified Parties”), against, and hold each of the GG Indemnified Parties harmless from, any Damages incurred by such GG Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of GOLF contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of GOLF pursuant to this Agreement or in connection with the transactions contemplated hereby.

The term “Damages” as used in this Section 6.4 is not limited to matters asserted by third parties against GOLF Indemnified Parties or GG Indemnified Parties, but includes Damages incurred or sustained by such Persons in the absence of third party claims.

(b) Procedure for Claims.

(i) If a claim for Damages (a “Claim”) is to be made by a Person entitled to indemnification hereunder, the Person claiming such indemnification (the “Indemnified Party”), subject to clause (ii) below, shall give written notice (a “Claim Notice”) to the indemnifying Person (the “Indemnifying Party”) as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 6.4. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a “Third-Party Claim”), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (1) to take control of the defense and investigation such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 6.4, the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named Persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party’s cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 6.4 within 10 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall upon delivering notice to such effect to the Indemnifying Party have the right to undertake, at the Indemnifying Party’s cost, risk and expense, the defense, compromise and settlement of such Third- Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 6.4 and for any final judgment (subject to any right of appeal), and the Indemnifying party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

(ii) Notwithstanding clause (i) above, in the event that the Indemnified Party is an GG Indemnified Party, any Claim Notice election or other notification or correspondence required pursuant to such clause (i) shall be valid if it is delivered to John D. Harris (the “Stockholder Representative”). The Responsible Party hereby irrevocably appoints the Stockholder Representative as its agent and attorney-in-fact with respect to the matters set forth in this Section 6.4, and hereby irrevocably grants to the Stockholder Representative the authority to administer Claims on behalf of such Stockholder, to exercise such other rights and powers as are set forth in this Agreement and to enter into, and to bind such Stockholder with respect to, the settlement of any such Claim. Each GOLF Indemnified Party shall be entitled to rely on the agreements and representations of, and notices and other correspondence from, the Stockholder Representative as such agent and attorney-in-fact in connection with any Claim by or against any Stockholder pursuant to this Section 6.4.

(c) No Right of Contribution. After the Closing, the Responsible Party shall not have any right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of GG. GOLF and GG shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Section 6.4. The remedies described in this Section 6.4 shall be in addition to, and not in lieu of, and any other remedies at law or in equity that the parties may elect to pursue.

SECTION 6.5 Consent of Certified Public Accountant. At all times after the Closing, GG and the Responsible Party shall cause the certified public accountant responsible for the preparation of the GG Financial Statements to promptly provide any consents required by the Surviving Corporation in connection with its periodic report filing obligations with the SEC.

SECTION 6.6 Sale of Subsidiaries of GG. Immediately following the Closing, the Responsible Party shall acquire all of the issued and outstanding capital stock of the Subsidiaries. In connection with such acquisitions, the Responsible Party shall, as of the Closing, have delivered to GG the executed releases from the obligees of any and all liabilities of GG or its Subsidiaries referred to in Section 2.7 hereof.

SECTION 6.7 Issuance of Warrants. At the time of the Closing, the Surviving Corporation shall issue five-year warrants exercisable at par value to purchase 3,500,000 shares of GG Common Stock each to Osvaldo Pi, Daniel Bogar, William Fusselman and Ronald M. Stein.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

SECTION 7.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been terminated pursuant to Article X hereof.

SECTION 7.3 Required Approvals. GG and GOLF shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by GG and GOLF of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other Persons, and GG and GOLF shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

SECTION 7.4 “Blue Sky” Compliance. There shall have been obtained any and all permits, approvals and consents of the appropriate state securities commissions of any jurisdictions, and of any other governmental body or agency, which counsel for GG or GOLF may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF

GG AND THE RESPONSIBLE PARTY

All obligations of GG and the Responsible Party under this Agreement are subject to the fulfillment and satisfaction by GOLF prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by GG.

SECTION 8.1 Representations and Warranties True at Closing. All representations and warranties of GOLF contained in this Agreement will be true and correct at and as of the time of the Closing, and GOLF shall have delivered to GG a Officer’s Certificate, dated the Closing Date, to such effect and in the form and substance satisfactory to GG.

SECTION 8.2 Performance. The obligations of GOLF to be performed on or before the Closing pursuant to the terms of this Agreement shall be duly performed at such time, and GOLF shall have delivered to GG an Officer’s Certificate, dated the Closing Date, to such effect and in form and substance satisfactory to GG.

SECTION 8.3 Authority. All action required to be taken by, or on the part of GOLF to authorize the execution, delivery and performance of this Agreement by GOLF and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of GOLF or any event or condition of any character adversely affecting GOLF, and GOLF shall have delivered to GG, a Officer’s Certificate, dated the Closing Date, to such effect and in form and substance satisfactory to GG.

SECTION 8.5 Closing Documents. GOLF shall have delivered to GG the documents and other items described in Section 10.2 and such other documents and items as GG shall reasonably request.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GOLF

All obligations of GOLF under this Agreement are subject to the fulfillment and satisfaction by GG and the Responsible Party prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by GOLF.

SECTION 9.1 Representations and Warranties True at Closing. All representations and warranties of GG and the Responsible Party contained in this Agreement will be true and correct at and as of the time of the Closing, and GG and the Responsible Party shall have delivered to GOLF an Officer’s Certificate (with respect to GG) and a Responsible Party’s Certificate (with respect to the Responsible Party), each dated the Closing Date, to such effect and in the form and substance satisfactory to GOLF.

SECTION 9.2 Performance. The obligations of GG and the Responsible Party to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and GG and the Responsible Party shall have delivered to GOLF an Officer’s Certificate (with respect to GG) and a Responsible Party’s Certificate (with respect to the Responsible Party), each dated as of the Closing Date, to such effect and in form and substance satisfactory to GOLF.

SECTION 9.3 Authority. All action required to be taken by, or on the part of GG to authorize the execution, delivery and performance of this Agreement by GG and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of GG or any event or condition of any character adversely affecting GG, and each of GG shall have delivered to GOLF, Officer’s Certificates, dated the Closing Date, to such effect and in form and substance satisfactory to GOLF.

SECTION 9.5 Resignations. The current directors and officers of GG shall have submitted their resignations as directors and officers of GG effective as of the Closing of this Agreement.

SECTION 9.6 No Claims. No stockholder of GG or its predecessor shall have notified GG or its predecessor of their intent to seek or demand for dissenter’s appraisal rights in respect of any transaction nor shall any such stockholder have instituted any action therefor.

SECTION 9.6 Opinion of Counsel. GG shall deliver to GOLF and SVCH an opinion of The Law Office of James G. Dodrill II, P.A., in form and content acceptable to GOLF.

SECTION 9.7 Closing Documents. GG and the Responsible Party, as the case may be, shall have delivered to GOLF the documents and other items described in Section 10.1 and such other documents and items as GOLF may reasonably require.

SECTION 9.8 Exemption Under Federal and State Securities Laws. The issuance of shares of GG in the Merger shall not violate any federal or state securities laws.

SECTION 9.9 Completion of GOLF Diligence. GOLF shall have completed its business and legal due diligence to its satisfaction, in its sole judgment.

SECTION 9.10 Required Approval. GG shall have taken all actions related to the due authorization of the Merger as may be required under the federal and state law, including the FBCA and federal securities laws.

SECTION 9.11 Board of Directors Approvals. The Merger shall have been approved by appropriate action of the Board of Directors of GG.

SECTION 9.12 Closing of SVCH Transaction. The SVCH Transaction (as hereinafter defined) shall have closed.

ARTICLE X

CLOSING

On the Closing Date:

SECTION 10.1 Deliveries by GG. GG shall deliver (or cause to be delivered) to GOLF:

(a) any consents required to be obtained by GG and the Responsible Party;

(b) GG shall deliver an Officer’s Certificate as described in Sections 9.1, 9.2 and 9.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by GG are true and correct as of, or have been fully performed and complied with by the Closing Date and that there have been no adverse changes in each respective entity’s business;

(c) all GG company books and records;

(d) an opinion of The Law Office of James G. Dodrill II, P.A., legal counsel to GG dated as of the Closing Date, in a form reasonably satisfactory to GOLF, addressed to GOLF and SVCH;

(e) certificates for the Merger Shares to be issued to the GOLF stockholders in accordance with Section 1.2;

(f) evidence that this Agreement and the transactions contemplated hereby have been approved by the board of GG;

(g) certificates of good standing from the State of Florida and any other state in which GG is required to be qualified to do business;

(h) a Secretary’s Certificate of GG, in form and substance satisfactory to GOLF, attaching thereto the current Articles of Incorporation of GG, By-Laws of GG and meeting minutes from all Board and shareholder meetings since inception, and verifying that no other director or stockholder minutes exist and no other director or stockholder meetings took place;

(i) evidence, satisfactory to GOLF in its sole and absolute discretion, that all liabilities and obligations of GG have been fully paid and satisfied or copies of executed releases therefrom; and

(k) such other documents and certificates duly executed as may reasonably be requested by GOLF prior to the Closing Date.

SECTION 10.2 Deliveries by GOLF. GOLF shall deliver to GG:

(a) any consents required to be obtained by GOLF;

(b) an Officer’s Certificate as described in Section 8.1, 8.2 and 8.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by GOLF are true and correct as of, or have been, fully performed and complied with by the Closing Date;

(c) certificates representing the GOLF Shares to be surrendered by SVCH; and

(d) such other documents and certificates duly executed as may reasonably be requested by GG prior to the Closing Date.

SECTION 10.3 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

(a) By mutual agreement of the parties hereto at any time prior to the Closing;

(b) By the Board of Directors of GG at any time prior to the Closing, if:

(i) a condition to performance by GG under this Agreement or a covenant of GOLF contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

(ii) a material default or breach of this Agreement shall be made by GOLF;

(c) By GOLF at any time prior to the Closing, if:

(i) a condition to GOLF’s performance under this Agreement or a covenant of GG or the Responsible Party contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

(ii) a material default or breach of this Agreement shall be made by GG or a Responsible Party;

(d) By GOLF if it notifies GG that it is not satisfied with its due diligence review; or

(e) By either party if the Merger shall not have been consummated by November 1, 2004.

SECTION 10.4 Effect of Termination. If this Agreement is terminated, the terms and conditions hereof, except as to Section 11.1 and Section 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a termination pursuant to Section 10.3(b)(ii) or 10.3(c)(ii) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Cost and Expenses. In the event of any termination of this Agreement pursuant to Section 10.3, GG and GOLF will each bear their own respective expenses.

SECTION 11.2 Extension of Time; Waivers. At any time prior to the Closing:

(a) GG may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of GOLF, (ii) waive any inaccuracies in the representations and warranties of GOLF contained herein or in any documents delivered pursuant hereto by GOLF, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by GOLF. Any agreement on the part of GG to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of GG and shall only be effective in the specific instance. No waiver or any condition or provision shall be deemed to be a subsequent waiver of such condition or provision or a waiver of any condition or provision other than the one specifically waived.

(b) GOLF may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of GG or the Responsible Party, (ii) waive any inaccuracies in the representations and warranties of GG or the Responsible Party contained herein or in any documents delivered pursuant hereto by same and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by GG or the Responsible Party. Any agreement on the part of GOLF to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of GOLF and shall only be effective in the specific instance. No waiver or any condition or provision shall be deemed to be a subsequent waiver of such condition or provision or a waiver of any condition or provision other than the one specifically waived.

SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be in writing and given by Certified or Registered Mail, Fedex or by facsimile, addressed as follows:

GOLF ACQUISITION, INC.

11 Commerce Road

Rockland, Massachusetts 02370

Attention: Michael Hedge, President

Telephone: 402-926-5833

Facsimile: 781-871-5180

With a Copy To:

ADORNO & YOSS, P.A.

2601 S. Bayshore Drive, Suite 1600

Miami, Florida 33133

Attention: Seth P. Joseph, Esq.

Telephone: 305-860-7363

Facsimile: 305-858-4777

GREENHOLD GROUP, INC.

2960 Corey Road

Malabar, Florida 32950

Attn: John D. Harris, Chief Executive Officer

Telephone: 321-727-3020

Facsimile: 321-953-6176

With a Copy To:

THE LAW OFFICE OF JAMES G. DODRILL II, P.A.

5800 Hamilton Way

Boca Raton, FL 33496

Telephone.: 561-862-0529

Facsimile: 561-862-0927

Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

SECTION 11.4 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other Person any rights or remedies under or by reason of this Agreement.

SECTION 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

SECTION 11.6 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

SECTION 11.7 Headings. The “Article” and “Section” headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

SECTION 11.8 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the Merger Shares issued hereunder at the Closing, for a period of two years from the Closing regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 11.9 Assignability. This Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties.

SECTION 11.10 Amendment. This Agreement may be amended with the approval of the Boards of Directors of GG and of GOLF at any time prior to the Effective Time, but no amendment shall be made which substantially and adversely changes the terms hereof after SVCH has approved this Agreement. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

SECTION 11.11 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Florida except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

SECTION 11.12 Submission to Jurisdiction. Each party hereto (a) submits to the jurisdiction of any state or federal court sitting in the State of Florida, County of Miami-Dade, in any action or Proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or Proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or Proceeding arising out of or relating to this Agreement in any other court. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 11.3, provided that nothing in this Section 11.12 shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

SECTION 11.13 Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date.

SECTION 11.14 Definitions.

“Datrek Transaction” means that certain asset purchase transaction pursuant to which GOLF and Datrek Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of GOLF (“Datrek Acquisition”), shall purchase substantially all of the assets of Datrek Professional Bags, Inc. upon the terms and conditions set forth in that certain Asset Purchase Agreement, dated as of October 1, 2004, by and among GOLF, Datrek Acquisition, Inc., Datrek Professional Bags, Inc., and Dennis and Deborah Ryan.

“Law” means any federal, state, local, municipal, foreign, international, multinational or other administrative law, constitution, statute, law, ordinance, regulation, rule, code, injunction, judgment, order, decree, principle of common law, treaty or other requirement, restriction or rule of law.

“Miller Transaction” means that certain asset purchase transaction pursuant to which GOLF and Miller Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of GOLF, shall purchase substantially all of the assets of Miller Golf Company, LLC upon the terms and conditions set forth in that certain Asset Purchase Agreement, dated as of October 1, 2004, by and among GOLF, Miller Acquisition, Inc., Miller Golf Company, LLC and the principal members of Miller Golf Company, LLC.

“Permits” means all licenses, permits, franchises, approvals, authorizations, consents or order of, or filing with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the business or ownership of the assets of such Person.

“Person” means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

“Subsidiary” means any entity in which GG has a direct or indirect beneficial ownership of voting securities or other voting interests representing at least 40% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 40% of the outstanding equity securities or equity interests in a Person.

“SVCH Transaction” means that certain private equity financing pursuant to which Stanford Venture Capital Holdings, Inc. (“SVCH”) shall purchase 4,500,000 shares of the common stock of Datrek Acquisition upon terms and conditions as set forth in that certain Securities Purchase Agreement, dated as of October 1, 2004, by and between GOLF and SVCH.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

GOLF ACQUISITION, INC.

By:	/s/ Michael Hedge
Michael Hedge, President

GREENHOLD GROUP, INC.

By:	/s/ John D. Harris
John D. Harris
Chief Executive Officer

RESPONSIBLE PARTY

.	/s/ John D. Harris
Name:	John D. Harris